              As filed with the Securities and Exchange Commission
                             on September 24, 1997
                                                     Registration No. 000-22897
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ----------------------

                           FORM 8-A/A Amendment No. 2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            NOVASTAR FINANCIAL, INC.
                            ------------------------
             (Exact Name of registrant as specified in its charter)


                 Maryland                               48-1190054
                 --------                               ----------
   (State of incorporation or organization)          (I.R.S. Employer
                                                    Identification No.)

        1900 West 47th Place, Suite 205
              Westwood, Kansas                             66205
              ----------------                             -----
   (Address of principal Executive Offices)             (Zip Code)


If this Form relates to the                If this Form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become effective
filing pursuant to General                 simultaneously with the effectiveness
Instruction A(c)(1) please check the       of a concurrent registration
following box. [_]                         statement under the Securities Act of
                                           1933 pursuant to General Instruction
                                           A(c)(2) please check the following
                                           box. [_]

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered
-------------------                        ------------------------------
Not applicable                             Not applicable


       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities To Be Registered
          -------------------------------------------------------

          The title of the common stock of the Registrant being registered hereby is Common Stock, par value $.01 per share (the "Common Stock"). The description of the Common Stock is contained in the Registrant's Amendment No. 2 to the Registration Statement on Form S-11 as filed with the Securities and Exchange Commission as of the date hereof under the captions "Prospectus Summary," "Description of Capital Stock" and "Federal Income Tax Considerations," which description is hereby incorporated herein by reference thereto.

          Item 2.  Exhibits
                   --------

          Instruments defining the rights of holders of the securities being registered hereunder:

          3.1*    Articles of Amendment and Restatement of the Registrant.

          3.3*    Bylaws of the Registrant.

          4.3*    Specimen Common Stock Certificate

___________________

          * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 23, 1997



                    NovaStar Financial, Inc.



                    By:    /s/ Mark J. Kohlrus
                       -------------------------------
                       Mark J. Kohlrus
                       Senior Vice President, Treasurer and
                       Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number
--------------

  3.1*    Articles of Amendment and Restatement of the Registrant.

  3.3*    Bylaws of the Registrant.

  4.3*    Specimen Common Stock Certificate


______________________________

  * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission.